UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 27, 2007 (February 27, 2007)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	1-33007	20-5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Spectra Energy Corp (the “Company”) issued a press release on February 27, 2007 announcing that it had been notified that TRC Capital Corporation (“TRC Capital”) had commenced an unsolicited "mini-tender offer" to purchase up to 3 million shares of the Company’s common stock, representing less than one-half of one percent of its outstanding shares. TRC Capital’s offer price of $25.00 per share is 2.53 percent below the Company’s closing share price of $25.65 on February 20, 2007, the day prior to the date of the offer, and 4.07 percent below the closing share price of $26.06 on February 26, 2007, the day prior to the date of the press release. The Company recommends that stockholders not tender their shares in response to this offer and that if they have already tendered their shares, that they withdraw them as soon as practical. The Company notes that it is not associated with TRC Capital, the mini-tender offer or the offer documentation. A copy of the Company’s press release is attached hereto as Exhibit 99.1. The foregoing description of the press release is qualified in its entirety by reference to Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Spectra Energy Corp, dated February 27, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

/s/ William S Garner, Jr.
William S. Garner, Jr. Group Executive, General Counsel and Secretary

Date: February 27, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release of Spectra Energy Corp, dated February 27, 2007